Exhibit 21.1
Sunoco Logistics Partners L.P.
Subsidiaries of the Registrant
(50.1% or greater ownership)

Legal Entity Name	Inc./Org./Reg.
Sunoco Partners LLC	Pennsylvania
Sunoco Logistics Partners L.P.	Delaware
Sunoco Logistics Partners GP LLC	Delaware
Sunoco Logistics Partners Operations L.P.	Delaware
Sunoco Logistics Partners Operations GP LLC	Delaware
Sunoco Partners Lease Acquisition & Marketing LLC	Delaware
Sunoco Partners Marketing & Terminals L.P.	Texas
Sunoco Pipeline L.P.	Texas
Sunoco Pipeline Acquisition LLC	Delaware
Sunoco Midland Gathering LLC	Texas
Sunoco Midland Terminal LLC	Texas
Sun Pipe Line Company of Delaware LLC	Delaware
Permian Express Partners LLC	Delaware
Permian Express Terminal LLC	Delaware
Mid-Valley Pipeline Company	Ohio
West Texas Gulf Pipe Line Company	Delaware
Excel Pipeline LLC	Delaware
Inland Corporation	Ohio
Price River Terminal, LLC	Texas
Sunoco Partners Real Estate Acquisition LLC	Delaware
Sunoco Partners Operating LLC	Delaware
Sunoco Partners Rockies LLC	Delaware
Sunoco Partners NGL Facilities LLC	Delaware